Exhibit 6.9

MCGREEVEY PROMISSORY NOTE

$2,950,000.00 May 29, 2020

FOR VALUE RECEIVED, the undersigned, **Ashley Sweat** ("Debtor"), hereby promises to pay in lawful money of the United States to the order of **Mark McGreevey**, a resident of the State of Georgia ("Holder"), who may be reached at P.O. Box 500276, Atlanta, GA 31150, the principal sum of Two-Million Nine-Hundred and Fifty-Thousand dollars ($2,950,000) together with interest accruing from the date hereof at the rate of one percent (1%) per annum compounded monthly (computed on the basis of a 360-day year and actual number of days elapsed). Notwithstanding the foregoing to the contrary, in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law.

The first payment on this Note shall be due and payable by Debtor on August 1, 2020, in the amount of Thirty-Two Thousand, Three-Hundred Ten and 95/100 dollars ($32,310.95) with all accrued and unpaid interest thereon. Debtor shall make the same monthly payment no later than the fifth day of the month until the Note is satisfied. The remaining balance of this Note shall be due and payable on the 60th month anniversary of the date hereof (Final Payment).

In addition to the Monthly Payment, at month 48 if the outstanding Promissory Note balance is more than $1,140,000 the Debtor shall make a balloon payment so that the outstanding Promissory Note balance is no more than $1,140,000.

Debtor agrees that the total amount of payments (Monthly Payment, month 48 Balloon Payment, Final Payment and interest) shall be no less than $3,000,000 even in the event of pre-payment and that the final payment shall be calculated so that the total amount of payments shall be no less than $3,000,000.

An amortization schedule is attached hereto as **Exhibit A** for the information of the parties. The attached schedule does not take into consideration pre-payments, the amount of balloon payments or exact interest calculations. **Exhibit A** is for informational purposes only and the exact amount of payments and interest will vary.

Payments shall be made via wire transfer to Trust Bank: Account # XXXXXX. Routing # XXXXXXX.

Debtor agrees that, until this Note is satisfied, he shall provide copies of the books and financial statements of Chattahoochee Physicians Laboratory Services, LLC to Holder within five (5) business days of Holder's written request.

This Promissory Note ("Note") is made and delivered in connection with that certain Membership Interests Purchase Agreement dated as of May 29, 2020 by and between Ashley Sweat and Holder ("Purchase Agreement").

If any payment on this Note is due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

The undersigned promises to pay to Holder a "late charge" equal to three percent (3%) of any payment due hereunder which is not paid within thirty (30) days after such payment is due.

At the option of Holder, the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall accelerate and all become immediately due and payable, without notice or demand, upon the occurrence of any of the following events (each, an "Event of Default"):

(a) Default in the payment or performance of any term or condition of this Note on the part of the Debtor for thirty (30) days after such payment or performance is due.

(b) The making of any assignment for the benefit of creditors by Debtor, or the voluntary appointment (at the request of Debtor or with the consent of Debtor) of a receiver, custodian, liquidator or trustee in bankruptcy of Debtor property or the filing by Debtor of a petition in bankruptcy or other similar proceeding under law for relief of debtors; or

(c) The filing against Debtor of a petition in bankruptcy or other similar proceeding under law for relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Debtor and such petition or appointment is not vacated or discharged within thirty (30) calendar days after the filing or making thereof.

(d) Debtor fails to comply with Section 5.6 (b) (Vendors) and (c) (Insurance) of the Purchase Agreement.

Upon the occurrence of an Event of Default hereunder, all sums due by Debtor hereunder, anything herein to the contrary notwithstanding, and payment thereof may be enforced and recovered in whole or in as only set forth in the Pledge and Security Agreement executed on or about between Debtor and Lender. In such case Holder may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorney's fees for collection, together with interest on any judgment obtained by Holder. During the continuation of any Event of Default, interest shall continue to accrue on all payments due Holder at a default rate of ten percent (10%) per annum.

THIS NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF GEORGIA AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

Any notice to be given hereunder shall be in writing, shall be sent to the Holder's address as specified in the first paragraph hereof or Debtor's addresses set forth below its signature hereto, or such other addresses as may have been supplied in writing by the intended recipient and of which receipt has been acknowledged in writing, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three (3) business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.

This Note shall bind the Debtor and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Holder and its successors and assigns; provided, however, that the Debtor may not assign this Note in whole or in part without the Holder's written consent and the Holder may assign this Note in whole or in part to an affiliate of Holder upon providing Debtor with advance written notice of such assignment.

This Note may be prepaid in whole or in part at any time without premium or penalty.

The signature page exchanged by ".pdf", fax, or other electronic transmission shall be fully binding.

DEBTOR AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Notwithstanding anything to the contrary contained in this Note, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, if the interest rate charged under this Note results in an effective rate of interest higher than that permitted by law, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest no greater than the maximum effective rate of interest permitted by law and any amount that would exceed the highest lawful rate already received and held by Holder shall be applied to a reduction of principal (without premium or penalty) and not to the payment of interest.

No failure or delay on the part of Holder to exercise any right, power or remedy shall operate as a waiver thereof nor shall any single partial exercise by Holder of any rights, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. Nothing except payment in full of the Debt shall release Debtor from liability under this Promissory Note.

Debtor specifically acknowledges the intention of the parties to give fullest effect to the provisions of this Promissory Note. Debtor agrees that if any provision of this Promissory Note is declared or determined by any court to be illegal, invalid, or unenforceable under applicable law, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal, invalid or unenforceable part, terms or provisions shall be modified or excluded from this Promissory Note to the minimum extent necessary so that the balance of this Promissory Note remains in full force and effect and enforceable.

Debtor acknowledges that they are freely entering into this Promissory Note with the advice of counsel, or has had the opportunity to obtain the advice of counsel and has declined to do so.

IN WITNESS WHEREOF, Debtor has executed and delivered this Promissory Note under seal as of the date and year first written above.

DEBTOR:

ASHLEY SWEAT

By: Ashley Sweat (SEAL)

Exhibit A to
Promissory Notes
Total Payments
Example Only

Principal 5,900,000.00
Rate 0.01 reduced carried rate because of prepayment penatly
Pmt ($64,621.89)
period' 95 CURRENT AFR - mid term rate is .58% for monthly compounding loans. Rev Rul 202-11 Table 1

1	5,900,000.00	4,916.67	(64,621.89)	5,840,294.78
2	5,840,294.78	4,866.91	(64,621.89)	5,780,539.80
3	5,780,539.80	4,817.12	(64,621.89)	5,720,735.03
4	5,720,735.03	4,767.28	(64,621.89)	5,660,880.42
5	5,660,880.42	4,717.40	(64,621.89)	5,600,975.93
6	5,600,975.93	4,667.48	(64,621.89)	5,541,021.52
7	5,541,021.52	4,617.52	(64,621.89)	5,481,017.15
8	5,481,017.15	4,567.51	(64,621.89)	5,420,962.77
9	5,420,962.77	4,517.47	(64,621.89)	5,360,858.35
10	5,360,858.35	4,467.38	(64,621.89)	5,300,703.84
11	5,300,703.84	4,417.25	(64,621.89)	5,240,499.21
12	5,240,499.21	4,367.08	(64,621.89)	5,180,244.40
13	5,180,244.40	4,316.87	(64,621.89)	5,119,939.38
14	5,119,939.38	4,266.62	(64,621.89)	5,059,584.11
15	5,059,584.11	4,216.32	(64,621.89)	4,999,178.54
16	4,999,178.54	4,165.98	(64,621.89)	4,938,722.63
17	4,938,722.63	4,115.60	(64,621.89)	4,878,216.34
18	4,878,216.34	4,065.18	(64,621.89)	4,817,659.63
19	4,817,659.63	4,014.72	(64,621.89)	4,757,052.46
20	4,757,052.46	3,964.21	(64,621.89)	4,696,394.78
21	4,696,394.78	3,913.66	(64,621.89)	4,635,686.55
22	4,635,686.55	3,863.07	(64,621.89)	4,574,927.74
23	4,574,927.74	3,812.44	(64,621.89)	4,514,118.29
24	4,514,118.29	3,761.77	(64,621.89)	4,453,258.16
25	4,453,258.16	3,711.05	(64,621.89)	4,392,347.32
26	4,392,347.32	3,660.29	(64,621.89)	4,331,385.72
27	4,331,385.72	3,609.49	(64,621.89)	4,270,373.32
28	4,270,373.32	3,558.64	(64,621.89)	4,209,310.07

Exhibit A to Promissory Note

29	4,209,310.07	3,507.76	(64,621.89)	4,148,195.94		
30	4,148,195.94	3,456.83	(64,621.89)	4,087,030.88		
31	4,087,030.88	3,405.86	(64,621.89)	4,025,814.85		
32	4,025,814.85	3,354.85	(64,621.89)	3,964,547.81		
33	3,964,547.81	3,303.79	(64,621.89)	3,903,229.71		
34	3,903,229.71	3,252.69	(64,621.89)	3,841,860.51		
35	3,841,860.51	3,201.55	(64,621.89)	3,780,440.17		
36	3,780,440.17	3,150.37	(64,621.89)	3,718,968.65		
37	3,718,968.65	3,099.14	(64,621.89)	3,657,445.90		
38	3,657,445.90	3,047.87	(64,621.89)	3,595,871.88		
39	3,595,871.88	2,996.56	(64,621.89)	3,534,246.55		
40	3,534,246.55	2,945.21	(64,621.89)	3,472,569.87		
41	3,472,569.87	2,893.81	(64,621.89)	3,410,841.79		
42	3,410,841.79	2,842.37	(64,621.89)	3,349,062.27		
43	3,349,062.27	2,790.89	(64,621.89)	3,287,231.26		
44	3,287,231.26	2,739.36	(64,621.89)	3,225,348.73		
45	3,225,348.73	2,687.79	(64,621.89)	3,163,414.63		
46	3,163,414.63	2,636.18	(64,621.89)	3,101,428.92		
47	3,101,428.92	2,584.52	(64,621.89)	3,039,391.56		
48	3,039,391.56	2,532.83	($764,621.89)	2,277,302.49	$700K balloon due	required to reduce loan balance after 48 month payment to a balance of at least $2,280,000
49	2,277,302.49	1,897.75	(64,621.89)	2,214,578.36		
50	2,214,578.36	1,845.48	(64,621.89)	2,151,801.95		
51	2,151,801.95	1,793.17	(64,621.89)	2,088,973.23		
52	2,088,973.23	1,740.81	(64,621.89)	2,026,092.15		
53	2,026,092.15	1,688.41	(64,621.89)	1,963,158.67		
54	1,963,158.67	1,635.97	(64,621.89)	1,900,172.75		
55	1,900,172.75	1,583.48	(64,621.89)	1,837,134.33		
56	1,837,134.33	1,530.95	(64,621.89)	1,774,043.39		
57	1,774,043.39	1,478.37	(64,621.89)	1,710,899.87		
58	1,710,899.87	1,425.75	(64,621.89)	1,647,703.73		
59	1,647,703.73	1,373.09	(64,621.89)	1,584,454.93	Minimum ttl pmts	6,000,000.00
60	1,584,454.93	1,320.38	(64,621.89)	1,521,153.42	TTL PMTS at 60 montl	(4,577,313.37)
61	1,521,153.42	1,267.63	(64,621.89)	1,457,799.15		1,422,686.63
62	1,457,799.15	1,214.83	(64,621.89)	1,394,392.10	Due per Am Sch	(1,521,153.42)
63	1,394,392.10	1,161.99	(64,621.89)	1,330,932.20	Diff	(98,466.79)

Exhibit A to Promissory Note

64	1,330,932.20	1,109.11	(64,621.89)	1,267,419.42		
65	1,267,419.42	1,056.18	(64,621.89)	1,203,853.71	Total Interest	198,466.79 at 60 months
66	1,203,853.71	1,003.21	(64,621.89)	1,140,235.04		
67	1,140,235.04	950.20	(64,621.89)	1,076,563.34		
68	1,076,563.34	897.14	(64,621.89)	1,012,838.59		
69	1,012,838.59	844.03	(64,621.89)	949,060.73		
70	949,060.73	790.88	(64,621.89)	885,229.73		
71	885,229.73	737.69	(64,621.89)	821,345.53		
72	821,345.53	684.45	(64,621.89)	757,408.09		
73	757,408.09	631.17	(64,621.89)	693,417.38		
74	693,417.38	577.85	(64,621.89)	629,373.34		
75	629,373.34	524.48	(64,621.89)	565,275.92		
76	565,275.92	471.06	(64,621.89)	501,125.10		
77	501,125.10	417.60	(64,621.89)	436,920.81		
78	436,920.81	364.10	(64,621.89)	372,663.02		
79	372,663.02	310.55	(64,621.89)	308,351.69		
80	308,351.69	256.96	(64,621.89)	243,986.76		
81	243,986.76	203.32	(64,621.89)	179,568.19		
82	179,568.19	149.64	(64,621.89)	115,095.94		
83	115,095.94	95.91	(64,621.89)	50,569.96		
84	50,569.96	42.14	(64,621.89)	(14,009.78)		
85	(14,009.78)	(11.67)	(64,621.89)	(78,643.35)		
86	(78,643.35)	(65.54)	(64,621.89)	(143,330.77)		
87	(143,330.77)	(119.44)	(64,621.89)	(208,072.11)		
88	(208,072.11)	(173.39)	(64,621.89)	(272,867.39)		
89	(272,867.39)	(227.39)	(64,621.89)	(337,716.67)		
90	(337,716.67)	(281.43)	(64,621.89)	(402,619.99)		

negative - indicates minimum payment threshold met. buyer to pay amount per am schedule at 60

EXHIBIT "C"

SECURITY AGREEMENT

[See Attached]

FEEMAN PROMISSORY NOTE

$2,950,000.00 May 29, 2020

FOR VALUE RECEIVED, the undersigned, **Ashley Sweat** ("Debtor"), hereby promises to pay in lawful money of the United States to the order of **Mark Feeman**, a resident of the State of Georgia ("Holder"), at 3630 Peachtree Rd., NE, Atlanta, GA 30326, the principal sum of Two-Million Nine-Hundred and Fifty-Thousand dollars ($2,950,000) together with interest accruing from the date hereof at the rate of one percent (1%) per annum compounded monthly (computed on the basis of a 360-day year and actual number of days elapsed). Notwithstanding the foregoing to the contrary, in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law.

The first payment on this Note shall be due and payable by Debtor on August 1, 2020, in the amount of Thirty-Two Thousand, Three-Hundred Ten and 95/100 dollars ($32,310.95) with all accrued and unpaid interest thereon. Debtor shall make the same monthly payment no later than the fifth day of the month until the Note is satisfied. The remaining balance of this Note shall be due and payable on the (60th) month anniversary of the date hereof (Final Payment).

In addition to the Monthly Payment, at month 48 if the outstanding Promissory Note balance is more than $1,140,000 the Debtor shall make a balloon payment so that the outstanding Promissory Note balance is no more than $1,140,000.

Debtor agrees that the total amount of payments (Monthly Payment, month 48 Balloon Payment, Final Payment and interest) shall be no less than $3,000,000 even in the event of pre-payment and that the final payment shall be calculated so that the total amount of payments shall be no less than $3,000,000.

An amortization schedule is attached hereto as **Exhibit A** for the information of the parties. The attached schedule does not take into consideration pre-payments, the amount of balloon payments or exact interest calculations. **Exhibit A** is for informational purposes only and the exact amount of payments and interest will vary.

Payments shall be made via wire transfer to BBT Bank: routing number XXXXXXX and account number XXXXXXXX.

Debtor agrees that, until this Note is satisfied, he shall provide copies of the books and financial statements of Chattahoochee Physicians Laboratory Services, LLC to Holder within five (5) business days of Holder's written request.

This Promissory Note ("Note") is made and delivered in connection with that certain Membership Interests Purchase Agreement dated as of May 29, 2020 by and between Ashley Sweat and Holder ("Purchase Agreement").

If any payment on this Note is due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

The undersigned promises to pay to Holder a "late charge" equal to three percent (3%) of any payment due hereunder which is not paid within thirty (30) days after such payment is due.

At the option of Holder, the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall accelerate and all become immediately due and payable, without notice or demand, upon the occurrence of any of the following events (each, an "Event of Default"):

(a) Default in the payment or non-performance of any term or condition of this Note on the part of the Debtor for thirty (30) days after such payment or performance is due.

(b) The making of any assignment for the benefit of creditors by Debtor, or the voluntary appointment (at the request of Debtor or with the consent of Debtor) of a receiver, custodian, liquidator or trustee in bankruptcy of Debtor property or the filing by Debtor of a petition in bankruptcy or other similar proceeding under law for relief of debtors; or

(c) The filing against Debtor of a petition in bankruptcy or other similar proceeding under law for relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Debtor and such petition or appointment is not vacated or discharged within thirty (30) calendar days after the filing or making thereof.

(d) Debtor fails to comply with Section 5.6 (b) (Vendors) and (c) (Insurance) of the Purchase Agreement.

Upon the occurrence of an Event of Default hereunder, all sums due by Debtor hereunder, anything herein to the contrary notwithstanding, and payment thereof may be enforced and recovered in whole or in as only set forth in the Pledge and Security Agreement executed on or about between Debtor and Lender. In such case Holder may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorney's fees for collection, together with interest on any judgment obtained by Holder. During the continuation of any Event of Default, interest shall continue to accrue on all payments due Holder at a default rate of ten percent (10%) per annum.

THIS NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF GEORGIA AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

Any notice to be given hereunder shall be in writing, shall be sent to the Holder's address as specified in the first paragraph hereof or Debtor's addresses set forth below its signature hereto, or such other addresses as may have been supplied in writing by the intended recipient and of which receipt has been acknowledged in writing, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three (3) business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.

This Note shall bind the Debtor and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Holder and its successors and assigns; provided, however, that the Debtor may not assign this Note in whole or in part without the Holder's written consent and the Holder may assign this Note in whole or in part to an affiliate of Holder upon providing Debtor with advance written notice of such assignment.

This Note may be prepaid in whole or in part at any time without premium or penalty.

The signature page exchanged by ".pdf", fax, or other electronic transmission shall be fully binding.

DEBTOR AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

Notwithstanding anything to the contrary contained in this Note, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, if the interest rate charged under this Note results in an effective rate of interest higher than that permitted by law, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest no greater than the maximum effective rate of interest permitted by law and any amount that would exceed the highest lawful rate already received and held by Holder shall be applied to a reduction of principal (without premium or penalty) and not to the payment of interest.

No failure or delay on the part of Holder to exercise any right, power or remedy shall operate as a waiver thereof nor shall any single partial exercise by Holder of any rights, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. Nothing except payment in full of the Debt shall release Debtor from liability under this Promissory Note.

Debtor specifically acknowledges the intention of the parties to give fullest effect to the provisions of this Promissory Note. Debtor agrees that if any provision of this Promissory Note is declared or determined by any court to be illegal, invalid, or unenforceable under applicable law, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal, invalid or unenforceable part, terms or provisions shall be modified or excluded from this Promissory Note to the minimum extent necessary so that the balance of this Promissory Note remains in full force and effect and enforceable.

Debtor acknowledges that they are freely entering into this Promissory Note with the advice of counsel, or has had the opportunity to obtain the advice of counsel and has declined to do so.

IN WITNESS WHEREOF, Debtor has executed and delivered this Promissory Note under seal as of the date and year first written above.

DEBTOR:

ASHLEY SWEAT

By: *Ashley Sweat* (SEAL)

ASSIGNMENT OF PROMISSORY NOTE

Effective Date: July 1, 2021

For value received, Ashley Sweat ("Assignor") hereby assigns and transfers all of the Assignor's rights, title, and interests in and to that certain promissory note (the "Note") by and between Ashley Sweat, as Payor/Maker, and Mark McGreevey as Payee/Holder, dated May 29, 2020 in the original amount of $2,950,000.00 to RushNet, Inc., a Colorado corporation ("Assignee"). TO HAVE AND TO HOLD, the same unto the Assignee and her successors and assigns forever.

The Assignor hereby covenants to and with the Assignee that the Assignor is the lawful obligor of the above-described Note and the Note is, and the original Note was, free and clear from all encumbrances; that the Assignor has good right to assign the aforesaid and that the Assignor will warrant and defend the same against all lawful claims and demands whatsoever.

The Assignee understands and acknowledges that the Assignor's rights under the Note are subject to the terms and conditions of that certain Stock Pledge and Security Agreement (the "Pledge Agreement") dated effective as of May 29, 2020, by and among the Assignor and Mark Feeman and Mark McGreevey as the Secured Party. As a condition precedent to the effectiveness of the Assignment, the Assignee assumes all of the Assignor's obligations under the Pledge Agreement.

This Assignment may be executed in multiple separate counterparts, each of which shall be deemed to be an original, and all such separate counterparts shall constitute but one instrument. Signatures of the Partners transmitted by facsimile, portable document format (".pdf") or other electronic means shall be deemed to be their original signatures for all legal and other purposes.

[Signatures appear on the following page]

IN WITNESS WHEREOF, Ashley Sweat, as Assignor/Payor/Maker, and RushNet, Inc., a Colorado corporation, as Assignee, in acknowledgement of the assignment, have set their hands on the date first written above.

ASSIGNOR:

Ashley Sweat

ACKNOWLEDGED AND CONSENTED TO BY PAYEE/HOLDER:

Mark McGreevey

ASSIGNEE:

RUSHNET, INC., a Colorado corporation

By: Ashley Sweat, CEO

4855-9846-1197, v. 1

Fora Financial
Advance, LLC
A member of Fora Financial™

Fora Financial Advance, LLC
519 Eighth Avenue, 11th Floor
New York, NY 10018

Purchase and Sale of Future Receivables Agreement (Revenue Advance)

Seller:	Chattahoochee Physicians Laboratory Services LLC dba Chattahoochee Physicians Laboratory Services
Purchaser:	Fora Financial Advance, LLC

PURCHASE AND SALE OF FUTURE RECEIVABLES

Fora Financial Advance, LLC (together with its successors and/or assigns, the "Purchaser") hereby purchases from the merchant set forth above (the "Seller"), a percentage, as specified below (the "Purchased Percentage"), of the proceeds of each future sale by Seller whether the proceeds are paid by cash, check, ACH and other electronic transfers, credit card, debit card, bank card, charge card (each such card shall be referred to herein as a "Credit Card") and/or other means (collectively "Future Sale Proceeds") until Purchaser has received the amount specified below (the "Purchased Amount") for the purchase price ("Purchase Price") set forth below:

Purchase Price:	$400,000.00
Purchased Percentage:	8.50 % %
Purchased Amount:	$540,000.00
Initial Remittance Amount:	$10,800.00 **(Section 1.3 explains how to request a reconciliation to change this amount to reflect Seller's actual Future Sale Proceeds)**
Remittance Frequency:	week
Disbursement Amount: (Purchase Price Less Processing Fee)	$394,000.00

Fees:		
	Processing Fee:	$6,000.00
	Insufficient Funds Fee:	$35.00
	Wire Transfer Fee:	$50.00

*If you elect to receive your funds via wire transfer, a separate fee may be deducted directly from your bank account in the amount indicated above.

There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Purchaser. Seller going bankrupt or going out of business, in and of itself, does not constitute a breach of this Agreement. Purchaser is entering into this Agreement knowing the risks that Seller's business may slow down or fail, and Purchaser assumes these risks based on Seller's representations, warranties and covenants in this Agreement, which are designed to give Purchaser a reasonable and fair opportunity to receive the benefit of its bargain.

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Seller's Information

DBA: Chattahoochee Physicians Laboratory Services	Legal Entity: Limited Liability Company (LLC)
Business Legal Name: Chattahoochee Physicians Laboratory Services LLC	
Address: 1122 Cambridge Square STE E	City: Alpharetta State: GA Zip: 30009
Business Phone: (904) 742-8744	Fax #:
Federal State # (Tax ID): 47-4040526	Mobile #:
Website: https://heliosdx.com/	Email: asweat@heliosdx.com

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Performance Guaranty

In Consideration of Purchaser entering into this Agreement, and to induce Purchaser to enter into this Agreement, the undersigned principal(s) of Seller (the "Guarantors") hereby personally and unconditionally guarantees the performance by Seller of all of its obligations hereunder and further guarantees the accuracy, truthfulness and completeness of all representations, warranties and covenants made by Seller herein as more specifically set forth in this Agreement. The foregoing guaranties shall be continuing and irrevocable and Guarantor hereby waives demand of payment, notice and presentment and agrees that Purchaser may proceed directly against Guarantor without first proceeding against Seller. Guarantor further guarantees payment of all costs, expenses and attorney fees which may be incurred as a result of Seller's default in the performance of its obligations or as a result of Guarantor's default under this guaranty. Guarantor authorizes Purchaser and its agents and representatives and any and all credit reporting agency employed by Purchaser to investigate any references given or any other statements of data obtained from or about Guarantor and to order, receive and review consumer or business credit reports at any time now or in the future on Guarantor.

GUARANTOR 1

By signing below, I agree to the terms of this Agreement including the Performance Guaranty above. I have read this Agreement and acknowledge that this Agreement contains Waiver of Jury Trial, Arbitration and Class Action clauses. I agree to be bound by the Waiver of Jury Trial, Arbitration and Class Action clauses.

Name (Print): Ashley Sweat

Name (Sign): *Ashley Sweat*

SS #: XXX-XX-XXXX | % Owned: 100

Home Address: 4106 Carriage Crossing Lane

City: Orange Park | State: FL | Zip: 32065

Phone #: (904) 742-8744 | Mobile #: (904) 742-8744

Date Signed: [illegible]

GUARANTOR 2

By signing below, I agree to the terms of this Agreement including the Performance Guaranty above. I have read this Agreement and acknowledge that this Agreement contains Waiver of Jury Trial, Arbitration and Class Action clauses. I agree to be bound by the Waiver of Jury Trial, Arbitration and Class Action clauses.

Name (Print):

SIGN HERE Name (Sign):

SS #: | % Owned:

Home Address:

City: | State: | Zip:

Phone #: | Mobile #:

Date Signed:

GUARANTOR 3

By signing below, I agree to the terms of this Agreement including the Performance Guaranty above. I have read this Agreement and acknowledge that this Agreement contains Waiver of Jury Trial, Arbitration and Class Action clauses. I agree to be bound by the Waiver of Jury Trial, Arbitration and Class Action clauses.

Name (Print):

Name (Sign):

SS #: | % Owned:

Home Address:

City: | State: | Zip:

Phone #: | Mobile #:

Date Signed:

GUARANTOR 4

By signing below, I agree to the terms of the Agreement including Performance Guaranty above. I have read this Agreement and acknowledge that this Agreement contains Waiver of Jury Trial, Arbitration and Class Action clauses. I agree to be bound by the Waiver of Jury Trial, Arbitration and Class Action clauses.

Name (Print):

SIGN HERE Name (Sign):

SS #: | % Owned:

Home Address:

City: | State: | Zip:

Phone #: | Mobile #:

Date Signed:

SELLER 1

By signing below, I agree to the terms of this Agreement. I have read this Agreement and acknowledge that this Agreement contains Waiver of Jury Trial, Arbitration and Class Action clauses. I agree to be bound by the Waiver of Jury Trial, Arbitration and Class Action clauses.

Name (Print): Ashley Sweat

SIGN HERE (Sign): *Ashley Sweat*

Title: | Date Signed: 11 / 29 / 2021

SELLER 2

By signing below, I agree to the terms of this Agreement. I have read this Agreement and acknowledge that this Agreement contains Waiver of Jury Trial, Arbitration and Class Action clauses. I agree to be bound by the Waiver of Jury Trial, Arbitration and Class Action clauses.

Name (Print):

SIGN HERE (Sign):

Title: | Date Signed:

SELLER 3

By signing below, I agree to the terms this Agreement. I have read this Agreement and acknowledge that this Agreement contains Waiver of Jury Trial, Arbitration and Class Action clauses. I agree to be bound by the Waiver of Jury Trial, Arbitration and Class Action clauses.

Name (Print):

SIGN HERE (Sign):

Title: | Date Signed:

SELLER 4

By signing below, I agree to the terms of this Agreement. I have read this Agreement and acknowledge that this Agreement contains Waiver of Jury Trial, Arbitration and Class Action clauses. I agree to be bound by the Waiver of Jury Trial, Arbitration and Class Action clauses.

Name (Print):

SIGN HERE (Sign):

Title: | Date Signed:

NOTICE OF CONSENT TO ELECTRONIC COMMUNICATIONS: Seller and each Guarantor hereby consents and authorizes Purchaser and its affiliates to contact Seller and Guarantor(s) at any telephone number or email address they provide, using any means of communication associated with the telephone number or email address, including, but not limited to, text messages via an automatic telephone dialing system. All automated communications systems will have an opt-out procedure in adherence to applicable law.

By initialing here Seller and each Guarantor affirms that they have read the Notice of Consent to Electronic Communications:

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INITIAL HERE INITIAL HERE INITIAL HERE INITIAL HERE

...e government fig... of terrorism an... dering activities ... requires all financial institut ions to obtain, verify and record ...ation that identifies eve... tomer. What this mea... you: At the time of app... and during our relationship, we will request your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

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1. TERMS AND CONDITIONS OF PURCHASE AND SALE OF FUTURE SALEPROCEEDS

Section 1.1 (a) In exchange for the foregoing, Seller hereby agrees (i) to deposit all Future Sale Proceeds into the Bank Account(s) identified in Exhibit A attached hereto ("the Bank Account") (ii) to identify for Purchaser in Exhibit A all other existing Bank Accounts and to provide updated information regarding future Bank Accounts maintained or used by Seller; (iii) not to deposit any funds into the Bank Account other than Future Sale Proceeds, or, if any such deposits are made, to notify Seller as soon as practicable; (iv) to enter into a Credit Card processing agreement reasonably acceptable to and approved by the Purchaser with a Credit Card Processor (the "Credit Card Processor," who shall serve as Seller's sole Credit Card Processor), in order to obtain Credit Card processing services, and instruct the Credit Card Processor to deposit all Credit Card receipts of Seller into the Bank Account. At Seller's request, Purchaser may review any Credit Card processing agreement that Seller has entered into before the date of this Agreement, and Purchaser may approve any Credit Card processing agreement at Purchaser's sole discretion. The obligations of Purchaser under this Agreement will not be effective unless and until Purchaser has completed its review of the Seller and has accepted this Agreement by delivering the Purchase Price.

(b) Seller shall maintain the Bank Account until all obligations are satisfied under this Agreement. Additionally, Seller will ensure that all funds arising from Future Sale Proceeds are deposited in, or otherwise credited to, the Bank Account.

(c) **Seller and Purchaser acknowledge and agree that the Purchase Price paid by Purchaser in exchange for the Purchased Amount of Future Sale Proceeds is a purchase of the Purchased Amount and is not intended to be, nor shall it be construed as, a loan from Purchaser to Seller. Each Future Sale Proceeds purchased by Purchaser hereunder represents a bona fide sale by Seller to a customer. Future Sale Proceeds purchased by Purchaser shall be owned by Seller free and clear of all encumbrances.**

(d) **There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Purchaser. Seller going bankrupt or going out of business, in and of itself, does not constitute a breachof this Agreement. Purchaser is entering into this Agreement knowing the risks that Seller's business may slow down or fail, and Purchaser assumes these risks based on Seller's representations, warranties and covenants in this Agreement, which are designed to give Purchaser a reasonable and fair opportunity to receive the benefit of its bargain.**

Section 1.2 Seller authorizes Purchaser and its agents to initiate electronic checks or ACH transfers in amounts as specified in Section 1.3 and authorizes the bank holding the Bank Account (the "Bank") and all applicable third parties to provide to Purchaser and its agents all information necessary to permit them to determine the amount to be delivered to Purchaser and initiate such electronic check or ACH transfers. Fora will debit the Remittance Amount according to the Remittance Frequency. If the Remittance Frequency is daily (Monday - Friday), and a scheduled debit would occur on a day on which the bank was not open to process ACH transactions or if the bank was unable to process ACH transactions due to a disruption of the ACH payment network, Purchaser will debit the Bank Account for an amount equal to the sum of; (i) the Remittance Amount due on that day, plus (ii) theRemittance Amount due on the preceding day when the bank was not open or could not process ACH transactions. If the Remittance Frequency is weekly, Purchaser may change the Remittance Frequency to daily if Seller's weekly remittance is rejectedfor insufficient funds two or more times during the course of this Agreement.

Section 1.3 Changes to the Remittance Amount (IMPORTANT PROTECTION FOR SELLER).

(a) The Initial Remittance Amount is intended to represent the Purchased Percentage of Seller's Future Sale Proceeds. Once each calendar month, either Purchaser or Seller may request a reconciliation to adjust the Remittance Amount to more closely reflect Seller's actual Future Sale Proceeds times the Purchased Percentage (a "Reconciliation").

i. Request from Seller: To request a Reconciliation call (855) 326-8523 or e-mail CustomerService@ForaFinancial.com.

ii. Request from Purchaser: Purchaser may request a Reconciliation by first class mail sent to Seller's Business Address or email address shown in this Agreement, unless Seller notifies Purchaser of an alternative mail or email address.

(b) Seller agrees to provide Purchaser any information requested by Purchaser to assist in a Reconciliation ("Reconciliation Information") within five days after a request. Within five days after Purchaser's reasonable verification of the Reconciliation Information, Purchaser shall adjust the Remittance Amount on a going-forward basis to more closely reflect the Seller's actual Future Sales Proceeds times the Purchased Percentage. Purchaser shall notify Seller prior to any such adjustment. After each adjustment made pursuant to this paragraph, the new dollar amount shall be deemed the Remittance Amount until any later adjustment.

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(c) If Seller fails to timely provide Reconciliation Information after 5 days' notice to Seller, Purchaser may adjust the Remittance Amount to the Initial Remittance Amount until any later adjustment.

Section 1.4 If at any time Seller informs Purchaser or Purchaser learns that a deposit has been made into the Bank Account that represents something other than Future Sale Proceeds, and Purchaser has removed the Purchased Percentage from such deposit, Purchaser shall either, at its option, return such amount to the Bank Deposit or deduct such amount from its next withdrawal of the Purchased Percentage of Future Sale Proceeds.

Section 1.5 Seller will pay Purchaser a processing fee as stated above at the time Seller signs this Agreement, or Purchaser may deduct the processing fee from the Purchase Price.

Section 1.6

(a) The Future Sale Proceeds sold by Seller to Purchaser pursuant to this Agreement are "accounts" or "payment intangibles" as those terms are defined in the Uniform Commercial Code as in effect in the state in which the Seller is located (the "UCC") and such sale shall constitute and shall be construed and treated for all purposes as a true and complete sale, conveying good title to the Future Sale Proceeds free and clear of any liens and encumbrances, from Seller to Purchaser. To the extent the Future Sale Proceeds are "accounts" or "payment intangibles" then (i) the sale of the Future Sale Proceeds creates a security interest as defined in the UCC; (ii) this Agreement constitutes a "security agreement" under the UCC; and (iii) Purchaser has all the rights of a secured party under the UCC with respect to such Future Sale Proceeds. Seller further agrees that, with or without an Event of Default, Purchaser may notify account debtors, or other persons obligated on the Future Sale Proceeds, or holding the Future Sale Proceeds, of Seller's sale of the Future Sale Proceeds and may instruct them to make payment or otherwise render performance to or for the benefit of Purchaser.

(b) Seller authorizes Purchaser to file one or more UCC-1 forms consistent with the UCC to give notice that the Purchased Amount of Future Sale Proceeds is the sole property of Purchaser. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Sale Proceeds or Purchaser's right to collect same.

Section 1.7 Seller may cancel this transaction at any time within three (3) business days after Purchaser forwards any or all of the Purchase Price to Seller. However, in order to cancel the transaction, Seller must return to Purchaser the entire amount of the Purchase Price received by Seller within that same three (3) day period. Notwithstanding the foregoing, the Processing Fee and Wire Fee(s) (if any) are non-cancellable and nonrefundable.

2. RECEIVABLES

Section 2.1 As provided herein, the Purchased Percentage (as specified on Page 1) of each Future Sale Proceeds shall be collected by Purchaser from electronic check or ACH transfers initiated by Purchaser or its agents from the Bank Account. In the event that Seller changes or permits the change of the Bank Account or the Credit Card Processor or adds an additional Bank Account or Credit Card Processor, Purchaser shall have the right, without waiving any of its other rights and remedies hereunder and without notice to Seller, to notify the new or additional Bank or Credit Card Processor of the sale of Future Sale Proceeds hereunder and to collect from such new or additional Bank or Credit Card Processor all or any portion of the amounts received by such Bank or Credit Card Processor. Seller, by execution of this Agreement, hereby grants to Purchaser an irrevocable Power of Attorney, which Power of Attorney shall be coupled with an interest, and hereby appoints Purchaser or any of Purchaser's representatives as Seller's Attorney-in-Fact, to take any and all action necessary to direct such new or additional Bank or Credit Card Processor to deliver the Future Sale Proceeds to Purchaser as contemplated by this Section 2.

Section 2.2 This Agreement shall be in full force and effect until such time as the Purchased Amount of Future Sale Proceeds has been received by Purchaser from Seller.

3. STATEMENTS AND REPORTS

Section 3.1 Seller acknowledges and agrees that in connection with the execution of this Agreement an investigative or consumer report may be made by Purchaser. Accordingly, Seller authorizes Purchaser and its agents and representatives and any and all credit reporting agency employed or retained by Purchaser to investigate any references given or any other statements of data obtained from or about Seller for the purpose of this Agreement and to order, receive and review credit reports at any time now or in the future on Seller.

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4. ACH AUTHORIZATION AND CREDIT CARD PROCESSING AGREEMENT

Section 4.1 Simultaneously with the execution hereof, Seller authorizes Purchaser and its agents to initiate electronic check or ACH transfers equal to the Purchased Percentage of all Future Sale Proceeds of Seller which authorization shall continue until Purchaser has received an amount equal to the Purchased Amount and all fees and charges (including legal fees) due under this Agreement or Seller's obligations under this Agreement are otherwise terminated pursuant to Section 1.1(d). Seller further authorizes the Bank and its Credit Card Processor and all third parties (if applicable) to provide to Purchaser and its agents all information reasonably necessary to permit Purchaser to ascertain the amount to be delivered to Purchaser and initiate such electronic check or ACH transfers from the Bank Account. This authorization shall only be revoked with the prior written consent of Purchaser. Seller agrees to pay an insufficient funds fee as stated above if any electronic check or ACH transfer is rejected ordishonored.

Additionally, the Bank Account may not be closed and Seller's agreement with the Credit Card Processor cannot be amended or terminated without the prior written consent of Purchaser. In the event that Purchaser determines, in its sole discretion, that the Bank or the authorized Credit Card Processor utilized by Seller is no longer acceptable, Seller shall, upon receipt of written notice from Purchaser, have five (5) business days to terminate its relationship with the Bank or its Credit Card Processor and to open a new Bank Account or enter into a similar Processing Agreement with a new bank or Credit Card Processor. Seller agrees to execute any and all documents and/or agreement(s) in order to satisfy the foregoing.

Section 4.2 Purchaser is neither responsible nor shall it be liable for any actions undertaken by the Bank or the Seller's Credit Card Processor which are not contemplated or authorized by this Agreement or the Processing Agreement to be entered into by and between Seller and the Credit Card Processor. Seller, by execution of this Agreement, hereby agrees to indemnify and hold Purchaser harmless from any and all actions of the Bank or the Credit Card Processor.

Section 4.3 Purchaser and Seller understand that the Bank and the Credit Card Processor may charge a fee or commission to Seller for processing electronic checks, ACH transfers and receipts representing Future Sale Proceeds. Both parties further understand that the amounts due to Purchaser hereunder shall be based solely upon the net amount due to Seller from the FutureSale Proceeds after deducting the Bank and Credit Card Processor's fee or commission from the Future Sale Proceeds.

Section 4.4 During the entire time period that this Agreement shall be in force and effect, Seller hereby authorizes Purchaser to contact any bank or Credit Card Processor used by Seller (current or prior) in order to obtain whatever information Purchaser deems it may require regarding Seller's transactions with any such bank or Credit Card Processor. Such information shall include, but is not limited to, information Purchaser deems necessary to verify the amount of Future Sale Proceeds previously received or processed on behalf of Seller and any and all fees which may have been charged to Seller by the bank or Credit Card Processor. Seller furtherauthorizes Purchaser to contact any bank or Credit Card Processor of Seller (current or prior) in order to confirm that Seller is exclusively using the Bank Account and the Credit Card Processor.

5. BINDING ACCEPTANCE

Section 5.1 Upon execution hereof, each of the parties hereto shall be obligated hereunder and shall be subject to all of the terms and conditions stated herein ("Agreement"). The person executing this Agreement on behalf of Seller warrants and represents that he/ she is authorized to bind Seller to all of the terms and conditions set forth in this Agreement and that all of the information provided herein is true and accurate in all respects at the time the information was provided. Purchaser's payment of the Purchase Price shall be deemed Purchaser's acceptance of this Agreement, notwithstanding Purchaser's failure to execute this Agreement.

6. EVENTS OF DEFAULT, PURCHASER'S RIGHTS UPON DEFAULT, SELLER'SREPRESENTATIONS AND WARRANTIES

Section 6.1 Subject to applicable law, Purchaser may declare Seller to be in default under this Agreement if any one or more of the following events occurs and is continuing (each an "Event of Default"):

(a) Seller fails to maintain the Bank Accounts or open a new bank account to deposit Future Sale Proceeds without first obtaining Purchaser's consent;

(b) Seller fails to provide copies of all documents and requested information related to Seller's financial or banking affairs within five (5) days after a request by Purchaser;

(c) Seller uses any portion of the Purchase Price for personal, family or household purposes or to fund a dividend or other distribution to Business owners;

(d) Seller breaches any representation, warranty, agreement, promise or covenant set forth in this Agreement, or Seller or any of Seller's employees or agents provide Purchaser with any false or misleadinginformation;

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(e) Seller makes any act or omission for the purpose of interfering with or circumventing, the remittance to Purchaser of any amount owed under this Agreement, including, but not limited to: (i) conducting business under an alternative name; (ii) depositingFuture Sale Proceeds into any bank accounts other than the Bank Account; (iii) encouraging customers to make payments by cashthat Seller fails to deposit into the Bank Account; or (iv) manipulating the use and form of business entities for the purpose of avoiding Seller's obligations under this Agreement;
(f) Seller fails to permit Purchaser or its agent to conduct a site inspection of Seller's business at any reasonable time during the of this Agreement;
(g) Without Purchaser's prior express written consent, Seller enters into any credit, cash advance or other financing arrangement requiring daily or weekly payments or remittances. Purchaser may share information regarding this Agreement with any third party in order to determine whether Seller is in compliance with this provision;
(h) Without Purchaser's prior express written consent, Seller sells any of Seller's assets outside of the ordinary course of business;
(i) Without Purchaser's prior express written consent, Seller sells any of Seller's Future Sale Proceeds while Seller owes any amount under this Agreement;
(j) Without Purchaser's prior express written consent, Seller undertakes or permits a change of control of Seller's business;

(k) Seller defaults on any other agreement that Seller has with Purchaser or any of its affiliates.

Section 6.2 Purchaser's Rights Upon any Event of Default:

(a) All amounts of the Purchased Amount that have not yet been delivered to Purchaser and any assessed fees shall be immediately due and payable, including all Receivables or Future Sale Proceeds, until the entire balance, fees and deficiencies are paid in full;
(b) The Purchased Percentage will equal 100% of Future Sale Proceeds;
(c) Purchaser may commence an action against Seller and Seller's Business to collect all amounts owed in connection with this Agreement;
(d) Purchaser may charge and recover from Seller the additional fees, including if applicable, all of Purchaser's out-of-pocket costs and expenses, including reasonable attorneys' fees, arbitration costs, and/or court costs incurred by Purchaser in connection with the defense, protection or enforcement of its rights under this Agreement (including, without limitation, in connection with any bankruptcy proceeding) and any other fees that may be due and owing (collectively, "Costs of Collection");
(e) Purchaser may withdraw funds from any of Seller's Bank Accounts by ACH debit, up to the amount due following default as provided in Section 6.2(a) (including the fees as set forth in this Agreement and any Costs of Collection);
(f) Purchaser may exercise any and all rights or remedies available to a secured creditor under Article 9 of the Uniform Commercial Code or analogous state laws. Subject to arbitration as provided in Section 21, all rights available to Purchaser are cumulative and not exclusive of any other right or remedy available to Purchaser in law or equity.

Section 6.3 Seller and any individual signing this Agreement as a Guarantor represents and warrants to Purchaser, as of the date hereof and, unless expressly stated otherwise, each day the Purchased Amount remains undelivered and any assessed fees remain unpaid, as follows:

(a) The Future Sale Proceeds are not subject to any claims, charges, liens, restrictions, encumbrances or security interest of any nature whatsoever not disclosed to Purchaser prior to executing this Agreement;
(b) As of the date the Purchase Price is paid to Seller, Seller and Seller's business are not the subject of a bankruptcy or reorganization proceeding that has not been discharged or dismissed, do not have a plan to make a bankruptcy filing and have not met with a bankruptcy attorney within the past six (6) months;
(c) Seller acknowledges that the information (financial and other) provided by Seller has been relied upon by Purchaser in connection with its decision to purchase the Future Sale Proceeds. All information that Seller has provided to Purchaser is true, correct and accurately reflects Seller's financial condition and business operations at the time the information is provided;
(d) Seller has all required permits, licenses, approval, consents and authorizations necessary to conduct its business;
(e) Seller and Seller's business are in compliance with all laws, regulations and requirements that affect its business;
(f) Seller and each Guarantor has full power and authority to enter into and perform its obligations under this Agreement;
(g) Seller's Business has the legal right and ability to execute this Agreement and perform all of its obligations under this Agreement without violating any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which it is subject;
(h) Seller's Business is duly qualified, licensed and in good standing in each state in which it is doing business;
(i) Seller's Business's papers and all amendments thereto have been duly filed and are in proper order, and any capital stock, member interest or other equity issued and outstanding was and is properly issued;
(j) Seller's Business's books and records are accurate and up-to-date and accessible to Purchaser;
(k) Seller's Business's legal name is exactly as shown on this Agreement;
(l) All of the Bank Accounts are maintained at U.S. financial institutions and all of the Bank Accounts were established and are used solely for business purposes and not for personal, family or household purposes.

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(m) Seller understands that the Bank Account is the sole and exclusive location where it will deposit all Future Sale Proceeds and that the services of the Credit Card Processor are the sole and exclusive means by which Seller shall process its Credit Card transaction(s).

(n) Seller shall endeavor to continue to conduct its business consistent with past practice and shall comply with all of the terms and conditions of its deposit account agreement with the Bank and its Processing Agreement with the Credit Card Processor. As of the date the Purchase Price is paid to Seller, Seller has no present intention of closing its business or ceasing to operate business, either permanently or temporarily, during the twelve (12) month period after the date hereof and Seller hereby acknowledges that Purchaser shall rely on this representation in its decision to enter into this Agreement.

7. OTHER REMEDIES

Section 7.1 In the event of any breach or inaccuracy of any representation or warranty made by Seller in this Agreement or in any certificate or other document delivered by or on behalf of Seller pursuant hereto; or any breach or default in the performance by Seller of any covenant or agreement contained in this Agreement or in any certificate or other document delivered by or on behalf of Seller pursuant hereto (any of the foregoing a "Breach"), Purchaser shall be entitled to all remedies available hereunder, under Article 9 of the Uniform Commercial Code or other applicable law, subject to arbitration as provided in Section 21.

Section 7.3 In the event that Seller breaches any of the covenants in Section 6, Seller agrees that Purchaser will be entitled to, among other things, damages equal to the amount by which the cash attributable to the Purchased Amount of Future Sale Proceeds exceeds the amount of cash received from the Future Sale Proceeds that have previously been received by the Purchaser under this Agreement.

Section 7.4 Seller hereby agrees that Purchaser may automatically debit any such damages from any of Seller's Bank Accounts via ACH, electronic check or wire transfer, and/or may notify the Credit Card Processor to remit to Purchaser any and all amounts received by the Credit Card Processor up to the amount due following default as provided in Section 6.2(a). In addition, and to the extent not prohibited by applicable law and any agreements between Seller's Credit Card Processor and the applicable Credit Card association, Purchaser and Seller's Credit Card Processor shall be authorized to place Seller on any "terminated merchant file" list with any applicable Credit Card association in the event of a breach by Seller of Section 6 hereof. Further, Purchaser shall be entitled to collect all Indemnified amounts from Seller in accordance with Section 14 hereof.

Section 7.5 No remedy of the parties hereunder shall be exclusive of any other remedy herein or provided by law, but each shall be cumulative and in addition to each and every other remedy, subject to arbitration as provided in Section 21. Waiver of a default shall not be a waiver of any other or subsequent default.

8. NO RIGHT TO REPURCHASE

Seller acknowledges that it has no right to repurchase the Future Sale Proceeds from Purchaser.

9. NOTICES

Except for Reconciliation requests as provided in Section 1.3, all notices which may be given under any provisions of this Agreement shall be in writing and deemed to have been duly given when served personally or mailed by an express mail or courierservice first class mail, postage prepaid and properly addressed to the parties at their addresses written on Page 1 or to such other address as each of the parties may designate in writing to the other parties in the manner provided in this Section 9, together with copies as follows:

In case of Notice to Purchaser:	Fora Financial Advance, LLC 519 Eighth Avenue, 11th Floor New York, NY 10018 Attn: Legal Department

Notices to Seller may be sent to Seller via e-mail to any e-mail address provided by Seller or by first class mail to the Business Address provided, unless Seller notifies Purchaser of an alternative address in writing. Seller must provide Purchaser with updated contact information on an ongoing basis.

10. MODIFICATIONS; AMENDMENTS

This Agreement is the entire agreement between the parties and supersedes any and all prior oral and/or written agreements and understanding by and among the parties with respect to the subject matter hereof and this Agreement may not be changed, modified or terminated orally, and no changes, modifications, termination or attempted waiver shall be valid unless in writing signed by the parties against whom the same is sought to be enforced.

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11. BINDING EFFECT

This Agreement shall be binding upon and inure to the benefit of Seller, Purchaser and their respective successors and assigns, except that Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion. Purchaser reserves the right to assign this Agreement with or without prior written notice to Seller.

12. APPLICABLE LAW; CONSTRUCTION

This Agreement shall be construed and enforced in accordance with the internal laws and not the conflict of laws of the State of New York applicable to agreements made and to be performed in such state. The parties hereto have participated jointly in the draftingof this Agreement and the documents to be delivered in connection therewith. In the event of ambiguity or questions of intent or interpretation, this Agreement and the documents to be delivered in connection therewith shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

13. WAIVER

Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other or subsequent default, breach or right. The failure of any party to take action by reason of any such breach or to exercise any such right shall not deprive such party of the right to take action at any time while such breach or condition giving rise to such right continues.

14. LIMITATION OF LIABILITY AND INDEMNITY

(a) With respect to any claims Seller may have against Purcha ser, Seller's sole remedy will be actual money damages that shall not exceed the amount of any funds delivered to Purchaser. In no event shall Purchaser be liable to seller for consequential, incidental,punitive, exemplary, special or indirect damages or losses, or lost profits, relating to this Agreement, in tort, contract, or otherwise,including any negligence.

(b) Seller shall assume liability for and does hereby agree to indemnify, protect, save and keep harmless Purchaser and its agents and servants, from and against any and all liabilities, claims, losses, obligations, damages, penalties, actions, and suits of whatsoever kind and nature imposed on, incurred by or asserted by third parties against Purchaser or its agents and servants, in any way relating to or growing out of such breach (collectively "Indemnified Amounts"), including, without limitation, the payment of all costs and expenses of every kind for the enforcement of Purchaser's rights and remedies hereunder, including attorneys' fees and costs in any Trial Court or Appellate Court proceeding, any administrative proceeding, any arbitration or mediation, or any negotiations or consultations in connection with this Agreement. Such Indemnified Amounts shall bear interest at the highest rate of interest allowed by applicable law until paid.

15. JURISDICTION AND VENUE

In the event of a controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the sole and exclusive jurisdiction and venue of the federal and state courts in the State of New York, to resolve any and all claims arising out of, relating to or in connection with this agreement or the relationship between the parties; and further agree and consent that personal service of process outside of the State of New York in any such action or proceeding shall be tantamount to service in person within New York State.

16. ENTIRE AGREEMENT

This Agreement, together with any Credit Card processing agreement, contains the entire agreement and understanding between Seller and Purchaser and supersedes all prior agreements and understandings relating to the subject matter hereof unless otherwise provided herein.

17. SURVIVAL OF REPRESENTATIONS, ETC.

All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

18. DISCLAIMER OF WARRANTIES

No representations, warranties or promises pertaining to this Agreement or the transactions contemplated thereby have been madeby or shall be binding on any party hereto except as expressly stated in this Agreement.

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19. MERGER; DISCLAIMERS

All understandings and agreements heretofore made between the parties hereto are merged in this Agreement. In the makingand execution of this Agreement, neither Seller nor Purchaser have relied upon or been induced by any statements or representations, other than those expressly set forth in this Agreement. Seller and Purchaser have relied solely on the representations expressly made herein and on such investigations, examinations and inspections, financial or otherwise, as Seller and Purchaser have respectively chosen to make or have made.

20. JURY TRIAL

PURCHASER, SELLER AND GUARANTOR HEREBY WAIVE TRIAL BY JURY IN ANY COURT PRESIDING OVER ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OF THE ENFORCEMENT HEREOF, UNLESS SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. PURCHASER, SELLER AND GUARANTOR HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS. PURCHASER, SELLER AND GUARANTOR HAVE BEEN GIVEN AMPLE TIME AND OPPORTUNITY TO SEEK ADVICE OF COUNSEL PRIOR TO THE EXECUTION OF THIS AGREEMENT.

21. ARBITRATION

By signing this Agreement, you agree to the terms of this Arbitration clause ("Clause"). **Read the terms of this Clause carefully, as it substantially affects your rights.**

Background. In arbitration, a third party ("Arbitrator") resolves Disputes in a hearing ("hearing"). The Parties waive the right to go to court. The Parties waive jury trials. The arbitration hearing is private and less formal than court. Arbitrators may limit pre-hearing fact finding, called "discovery." The decision of the Arbitrator is final.

Scope. This Clause governs the Purchaser, Seller(s), and any Guarantor(s) (together, the "Parties"), their heirs, successors, assigns, and third parties related to any Dispute. In this Clause, the word "Disputes" has the broadest possible meaning. This Clause governs all "Disputes" involving the Parties to this Agreement and/or Purchaser's servicers, assignees, and agents. This includes all claims even indirectly related to your application and agreement(s) with us. This includes claims related to information you previously gave us. It includes all past agreements. It includes extensions, renewals, refinancing, or payment plans. It includesclaims related to collections, privacy, and customer information. It includes disputes based upon contract, tort, fraud and other intentional torts, constitution, statute, regulation, ordinance, common law and equity and claims for monetary damages and injunctive or declaratory relief. It includes claims related to setting aside this Clause. It includes claims about the Clause's validity and scope. It includes claims about whether to arbitrate.

Waiver. You (Seller(s) and any Guarantor(s)) and we (Purchaser) waive the right to: (1) Have juries resolve Disputes; (2) Have courts, other than small-claims courts, resolve Disputes; (3) Serve as a private attorney general or in a representative capacity; and (4) Participate in a class action. UNDER THIS CLAUSE, COURTS AND ARBITRATORS CANNOT ALLOW CLASS ACTIONS. You and we waive the right to participate in a class action as a representative and as a member. Only individual arbitration or small-claims courts will resolve Disputes. You and we waive the right to have representative claims.

Severability. If any portion of this Arbitration Clause cannot be enforced, the unenforceable portion will be severed and the rest of this Arbitration Clause will continue to apply, except that: (i) unless reversed on appeal, if a court invalidates the class action waiver in this Clause, the entire Clause except for this sentence will be void; (ii) if you bring a claim in court for public injunctive relief and/or as a private attorney general and a court determines that we or a related third party may not enforce arbitration of that claim in accordance with the terms of this Clause (and that determination becomes final after all appeals have been exhausted), then the claim for public injunctive relief and/or as a private attorney general will be determined in court and any claim seeking monetary relief of any kind whatsoever (including claims for restitution or disgorgement) will be arbitrated. In such case, you agree that the court will stay the claim for public injunctive relief and/or as a private attorney general pending completion of arbitration of all other claims and entry of a final order or judgment with respect to confirmation of the resulting arbitral award.

Governing Law. This transaction involves interstate commerce, so the Federal Arbitration Act ("FAA") governs this Clause. The Arbitrator must apply substantive law consistent with the FAA. The Arbitrator must follow statutes of limitation and privilege claims.

Arbitration Notice. Before a Party may begin an arbitration proceeding, the Party must send a notice of intent to arbitrate to the other Parties. If the Parties cannot resolve the Dispute within 30 days of the notice, the Party demanding arbitration may start an arbitration proceeding.

How to Start Arbitration. If we don't resolve the Dispute through informal dispute resolution, either party may start arbitration, including after a lawsuit is filed. To start arbitration, contact an arbitrator affiliated with a national arbitration organization or an arbitration group listed below. No Party will disclose settlement proposals to the Arbitrator during arbitration. To contact us, send mail to: Fora Financial Advance, 519 Eight Avenue, 11th Floor, New York, NY 10018, Attn: Legal Department via certified U.S. mail to confirm receipt.

Arbitration Process. Any Party may mail the other(s) a demand to arbitrate, even if a lawsuit has been filed. The notice should describe the Dispute and relief sought. The receiving Party must send a response via certified U.S. mail within 20 days. If you mail the demand, you may choose one of the national arbitration groups listed in this paragraph. Or, your demand may state that you want the Parties to choose a local Arbitrator affiliated with a national arbitration organization. If we or related third parties mail the demand, you must respond within 20 days. Your response must choose an arbitration group or propose a local Arbitrator affiliated with a national arbitration organization. If you don't timely respond or your response does not choose an arbitration group or a local Arbitrator affiliated with a national arbitration organization, we may choose the arbitration group. You may select the American Arbitration Association ("AAA") (1-800-778-7879) http://www.adr.org or JAMS (1-800-352-5267) **********.jamsadr.com. The Parties to a Dispute may also agree in a writing signed by all Parties to use a local attorney, retired judge, or local Arbitrator. The Arbitrator must arbitrate under AAA or JAMS rules. You may get a copy of these rules from such group. Any rules that conflict with any of our agreements with you don't apply. If these options aren't available, and the parties can't agree on another, a court may choose the Arbitrator. Such Arbitrator must enforce your agreement(s) with us as written. The Arbitrator will order the hearing at a location that is reasonably convenient to you. Any Party may attend the hearing by phone. The Arbitrator's decision will be final. A Party may file the Arbitrator's award with the proper court and seek judicial enforcement of it. Arbitration will be the sole method of resolving appeals of a small-claims court judgment. If the amount in controversy exceeds $10,000.00, a party may appeal the Arbitrator's finding. Such appeal will be to a three-Arbitrator panel from the same arbitration group. The appeal will be de novo and resolved by majority vote. The appealing party bears appeal costs, despite the outcome.

Small-Claims Court. Each Party has the right to arbitrate or to go to small-claims court if the small-claims court has the power to hear the Dispute. Arbitration will resolve all Disputes that the small-claims court does not have the power to hear. If there is an appeal from small-claims court, or if a Dispute changes so that the small-claims court loses the power to hear it, then the Dispute will be heard only by an Arbitrator.

Effectiveness of this Clause. The Clause will remain effective unless all Parties agree otherwise in a writing signed by each Party. The Clause governs if you rescind the transaction. It governs if you default, renew, or satisfy all obligations under this Agreement. It governs if this Agreement, the obligations set forth herein, or amendments to this Agreement are discharged through bankruptcy. The Clause will remain effective, despite this Agreement's and/or a transaction's termination, amendment, expiration, or performance.

Arbitration Fees and Awards. We will advance your "Arbitration Fees" to the Arbitrator if you ask us to in writing sent to us via certified U.S. mail prior to arbitration. This includes filing, administrative, hearing, and Arbitrator's fees. You are responsible for paying your attorney fees and other expenses. The Arbitrator may award the same damages as a court. Arbitrators may award reasonable attorney fees, and expenses, if allowed by law. If the Arbitrator awards you funds, you will not have to reimburse us the Arbitration Fees. If the Arbitrator doesn't award you funds, then you must repay the Arbitration Fees we paid on your behalf. If you must pay Arbitration Fees, the amount won't exceed state court costs. If you are successful in arbitration you may receive an Arbitrator's award. A party may request details from the Arbitrator within 14 days of the ruling. Upon such request, the Arbitrator must explain the ruling in writing.

Other Options. If you don't want to arbitrate, you have the following options before arbitration commences:

a. Informal Dispute Resolution. Contact us and attempt to settle any Disputes;
b. Small-Claims Court. Seek to resolve Disputes in small-claims court, within state law limits; and/or
c. Opt Out of Arbitration. Sign the Agreement and timely opt out of arbitration.

How to Opt Out. If you want to opt out of this Arbitration Clause, send us written notice via email to [INSERT EMAIL ADDRESS] or certified U.S. mail to Fora Financial Advance, 519 Eight Avenue, 11th Floor, New York, NY 10018, Attn: Legal Department of your intent to opt-out of the Arbitration Clause of this Agreement within thirty (30) calendar days of signing this Agreement. State your name, address, account number and date. State that you "opt out." If you opt out, your opt out will only apply to this Agreement.

22. CLASS ACTION WAIVER

Seller, Purchaser and each Guarantor acknowledge and agree that the amount at issue in this transaction and any disputes that arise between them are large enough to justify dispute resolution on an individual basis. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST ANY OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION.

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ID: eae8b742cdba81fe7d3cedcdb1a56907630f441e

23. HEADINGS

The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect any of the terms and provisions hereof.

24. COUNTERPARTS

This Agreement shall be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same Agreement.

25. INVALIDITY

If any of the provisions of this Agreement are held invalid, such invalidity shall not affect the other provisions hereof, which can be given effect without the invalid provisions, and for this end the provisions of this Agreement are intended to be and shall be deemed severable.

26. CELL PHONE, E-MAIL AND ELECTRONIC TRANSACTIONS

Seller authorizes Purchaser and Purchaser's affiliates, agents and independent contractors to contact Seller at any telephone number Seller provides to Purchaser, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller incurs charges for receiving such communications. Purchaser and Purchaser's affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail and facsimile to contact Seller. Seller expressly consents to conduct business by electronic means.

Seller may opt-out of receiving auto dialed or prerecorded calls or texts on Seller's cellular telephone by contacting customer service via phone at (855) 326-8523 or e-mail via CustomerService@ForaFinancial.com. Even if Seller opts out of receiving automated calls or texts on acellular telephone, we may still continue to communicate with Seller by other means.

27. ELECTRONIC SIGNATURES

Seller agrees to use electronic records and electronic signatures to document this Agreement. Seller's electronic signatures on electronic records will have the same effect as signatures on paper documents. Purchaser may designate one authoritative copy of this Agreement. If Purchaser does so, the authoritative copy will be the electronic copy in a document management system Purchaser designates for storing authoritative copies. Purchaser may convert the authoritative copy to a paper original, designating as such.

28. PAYMENTS TO INDEPENDENT SALES ORGANIZATIONS ("ISOs")

Seller understands that some transactions funded by Purchaser may be originated by third-party ISOs who act as brokers. Purchaser compensates ISOs based on the amount of the advance a referred merchant obtains from Purchaser and, in some cases, the amount paid by the merchant.

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Fora Financial Advance, LLC
519 8th Avenue
11th Floor
New York, NY 10018-7748
http://www.forafinancial.com/

AUTHORIZATION FOR AUTOMATIC CLEARING HOUSE PAYMENTS

This authorization is entered into pursuant to the Agreement dated Nov 10 2021 ("the Agreement") between Chattahoochee Physicians Laboratory Services ("Merchant") and Fora Financial Advance, LLC ("Funder"). Terms used and not defined herein will have the meanings assigned to such terms in the Agreement. I authorize Funder to debit the bank account indicated in this form for the noted remittance amount on the schedule indicated in the Agreement. I understand that this authorization will remain in effect until the schedule end date, or until I cancel it in writing, whichever comes first, and I agree to notify the business in writing of any changes in my account information or termination of this authorization at least 30 days prior to the next billing date. If the above noted payment date falls on a weekend or holiday, I understand that the payment may be executed on the next business day. I understand that because this is an electronic transaction, these funds may be withdrawn from my account each period as soon as the above noted transaction date. In the case of an ACH Transaction being rejected for Non-Sufficient Funds (NSF) I understand that the business may at its discretion attempt to process the charge again within 30 days, and agree to an additional $ 35.00 charge for each attempt returned NSF which will be initiated as a separate transaction from the authorized recurring payment. I acknowledge that the origination of ACH transactions to my account must comply with the provisions of U.S. law. I will not dispute (company name)'s recurring billing with my bank so long as the transaction corresponds to the terms indicated in the Agreement.

I further authorize Funder to obtain account information from my credit card processor, bank, or other third party. Account information includes, but is not limited to, credit card processing transaction history, all information relating to Merchant and its operations such as ownership, control, reduction or expansion of its business or credit card processing activities, and any other changes its business.

The individual signing this authorization certifies that he or she is authorized to enter into this authorization on behalf of Merchant, that he or she is a duly authorized check signer on the financial institution account identified below, and that Merchant will be bound by all of the terms of this authorization.

Routing Number: XXXXXXX Acct. Number: XXXXXXXXXX

Account Name: Chattahoochee Physicians Laboratory Services Bank Name: XXXXXX

Type of Account: Checking ☒ Savings ☐

Merchant's Legal Name: Chattahoochee Physicians Laboratory Services

Merchant Identification Number of Merchant Credit Card Processor:

Signatures are on the next page.

Please Attach a Voided Check *(NOT a Deposit Slip)* From the Account to be Debited

Merchant(s):

X: *Ashley Sweat* Name: Ashley Sweat Title: Date: 11 / 29 / 2021	X: Name: Title: Date:
X: Name: Title: Date:	X: Name: Title: Date:

FFA

X:

Name: Fora Financial Advance, LLC

Title:

Date:

FUNDS DISBURSEMENT AND AUTHORIZATION LETTER

This Funds Disbursement and Authorization Letter ("Letter") refers to that certain Purchase and Sale of Future Receivables Agreement (the "Agreement"), dated Nov 10 2021, by and between Fora Financial Advance, LLC ("Purchaser") and Chattahoochee Physicians Laboratory Services ("Seller"). Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Agreement.

The undersigned, on behalf of the Seller, hereby authorizes and directs the Purchaser to make the following disbursements (collectively, the "Disbursements") from the Purchase Price of the Agreement:

Authorized Payee:	Fora Financial Advance, LLC		
Address:	519 8th Avenue 11th Floor		
Address:	New York NY 10018-7748		
Phone Number:			
Pay Amount:	$ 6,000.00		
Routing Number:	XXXXXXX	Account Number:	XXXXXXXXXX

Authorized Payee:	Chattahoochee Physicians Laboratory Services		
Address:	1122 Cambridge Square STE E		
Address:	Alpharetta GA 30009		
Phone Number:			
Pay Amount:	$ 394,000.00		
Routing Number:		Account Number:	XXXXXXXXXX

Authorized Payee:			
Address:			
Address:			
Phone Number:			
Pay Amount:			
Routing Number:		Account Number:	

Authorized Payee:			
Address:			
Address:			
Phone Number:			
Pay Amount:			
Routing Number:		Account Number:	

Authorized Payee:			
Address:			
Address:			
Phone Number:			
Pay Amount:			
Routing Number:		Account Number:	

Seller acknowledges and agrees that the Disbursements are not refundable to Seller by Purchaser.

The undersigned, on behalf of the Seller, hereby agrees to indemnify, defend, and hold Purchaser harmless from any and all claims related to the Disbursements made in accordance with this Letter.

X Initial Here: #1 AS #2 #3 #4

Doc ID: eae8b742cdba81fe7d3cedcdb1a56907630f441e

SELLER(s):

X: *Ashley Sweat* Name: Ashley Sweat Title: Date: 11 / 29 / 2021	X: Name: Title: Date:
X: Name: Title: Date:	X: Name: Title: Date:

PURCHASER:

X:

Name: Fora Financial Advance, LLC

Title:

Date:

Information Disclosure Authorization

The Merchant and Owner(s)/Officer(s) identified below ("Applicant") each represents, acknowledges and agrees that (1) all information and documents provided to Fora Financial Advance, LLC, its affiliates, representatives, subsidiaries, divisions, successors and assigns ("Company") including credit card processor statements are true, accurate and complete, (2) Applicant will immediately notify Company of any change in such information or financial condition, (3) Applicant authorizes Company to disclose all information and documents that Company may obtain including credit reports to other persons or entities (collectively, "Third Parties") that may be involved with or acquire commercial loans having daily repayment features and/or Merchant Cash Advance transactions, including without limitation the application therefor (collectively, "Transactions") and each recipient is authorized to use such information and documents, and share such information and documents with other recipients, in connection with potential Transactions and any investigations, underwriting, and collection efforts related thereto (4) each Recipient will rely upon the accuracy and completeness of such information and documents, (5) Company is authorized to request and receive any investigative reports, credit reports, statements from creditors or financial institutions, verification of information, or any other information that Company deems necessary, (6) Applicant waives and releases any claims against Fora Financial Advance, LLC, Company and all authorized Recipients under this agreement and any information-providers arising from any act or omission relating to the requesting, receiving or release of information, and (7) each Owner/Officer represents that he or she is authorized to sign this form on behalf of Merchant.

MERCHANT INFORMATION

Business Name: Chattahoochee Physicians Laboratory Services LLC dba Chattahoochee Physicians Laboratory Services		
Address: 1122 Cambridge Square STE E		
City: Alpharetta	State: GA	Zip: 30009
Contact Name: Ashley Sweat		
Phone #: (904) 742-8744	Fax #:	

LANDLORD INFORMATION

Do you own the property at your place of business? no (Type Rent or Own) X

Landlord Name: Willamsburg Mangt Services Landlord Phone # 7707458035 X

What is your monthly (Mortgage/Rent) payment? $ 1850 (If none enter 0) X

If LEASING when did your lease term begin? 7/2015 (date) When does it expire? 7/2022 (date) Is X anyone else co-signed on your lease or mortgage? no (Type Yes or No) X

Are your current on your rent or mortgage? yes (Type Yes or No) X

If you are NOT current what is your outstanding balance? ______ X

Do you pay your **business rent/mortgage** out of your **business account** ? yes (Type Yes or No) X

Permission is also granted to contact any business past, present or future, we may deal with including Banks, Landlords, and insurance companies we currently use or will use in the future.

Verification of this Authorization may be confirmed by calling the business at: (904) 742-8744
(Business Tel. #)

BORROWER(s):

X: *Ashley Sweat* Name: Ashley Sweat Title: Date: 11 / 29 / 2021	X: Name: Title: Date:
X: Name: Title: Date:	X: Name: Title: Date:

Fora Financial Advance, LLC

X:

Name: Fora Financial Advance, LLC

Title:

Date:

Doc ID: eae8b742cdba81fe7d3cedcdb1a56907630f441e

Addendum

Early Delivery Schedule

Except as provided below, Purchaser will provide a discount to Seller (Merchant) for the early delivery ("Early Delivery") of the subject receivables in full for the relevant calendar day period, as set forth below, less the amount of any receivables delivered to the Purchaser prior to the Early Delivery date, plus any unpaid fees or charges. The Early Delivery period begins on the next calendar day following the date on which Purchaser distributed the Purchase Price to Seller. In the event that the Early Delivery expiration date falls on a weekend or federal holiday, the expiration date shall become the following business day. A business day shall be Monday through Friday excluding any federal holidays or any dates that Seller is closed for business. The Early Delivery amount must be received by Purchaser (i.e., the date Purchaser's bank receives negotiable funds from Seller) on or before the expiration date to receive the Early Delivery amount listed below. Except as provided in this Addendum, all terms and conditions of the Purchase and Sale of Future Receivables Agreement shall remain in full force and effect.

Seller shall have no right to exercise the Early Delivery option if:

- The funds come from Fora Financial Advance, LLC , a related entity, affiliate, assignee, or any another funding company in the form of a business loan or other purchase and sale of future receivables..
- There have been any delayed or missed remittances.
- There have been any modifications to your agreement with Fora Financial Advance, LLC
- There has been a breach or default of your agreement with Fora Financial Advance, LLC

Calendar Day 1-30	$ 480,000.00	Calendar Day 361-390	$
Calendar Day 31-60	$ 480,000.00	Calendar Day 391-420	$
Calendar Day 61-90	$ 480,000.00	Calendar Day 421-450	$
Calendar Day 91-120	$ 480,000.00	Calendar Day 451-480	$
Calendar Day 121-150	$ 492,000.00		
Calendar Day 151-180	$ 500,000.00		
Calendar Day 181-210	$ 540,000.00		
Calendar Day 211-240	$ 540,000.00		
Calendar Day 241-270	$ 540,000.00		
Calendar Day 271-300	$ 540,000.00		
Calendar Day 301-330	$ 540,000.00		
Calendar Day 331-360	$ 540,000.00		

Each of the undersigned has executed this Addendum and understands and agrees to the terms and conditions.

X Initial Here: #1 AS #2______ #3______ #4______

X: Ashley Sweat Name: Ashley Sweat Title: Date: 11 / 29 / 2021	X: Name: Title: Date:
X: Name: Title: Date:	X: Name: Title: Date:

Fora Financial Advance, LLC

Fora Financial Advance, LLC

Nov 10 2021

HELLOSIGN

Audit Trail

TITLE	Contracts for you to e-Sign (Chattahoochee Physicians...
FILE NAME	485764 - Co...82013-3.pdf and 4 others
DOCUMENT ID	eae8b742cdba81fe7d3cedcdb1a56907630f441e
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	● Completed

This document was signed on trs.forafinancial.com

Document History

SENT	**11 / 29 / 2021** 14:15:12 UTC	Sent for signature to Ashley Sweat (asweat@heliosdx.com) from swdevelopers@forafinancial.com IP: 52.146.17.96
VIEWED	**11 / 29 / 2021** 15:57:01 UTC	Viewed by Ashley Sweat (asweat@heliosdx.com) IP: 66.177.124.87
SIGNED	**11 / 29 / 2021** 16:05:03 UTC	Signed by Ashley Sweat (asweat@heliosdx.com) IP: 66.177.124.87
COMPLETED	**11 / 29 / 2021** 16:05:03 UTC	The document has been completed.